UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2012

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota		55445
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          Appointment of Chairman

Effective May 23, 2012, Donald J. Kramer retired from his role as Chairman of the Board of Directors of Insignia Systems, Inc. (the “Company”), but will remain as a member of the Board. Also effective May 23, 2012, the Board of Directors appointed Scott F. Drill as Chairman of the Board, Chief Executive Officer and Secretary. Mr. Drill will no longer serve as the Company’s President, but he will continue to be active in the Company’s day-to-day operations. Prior to this appointment, Mr. Drill served as President and Chief Executive Officer since February 1998 and has served as Secretary since September 2004.

(c)          Appointment of President and Chief Operating Officer

Effective May 23, 2012, the Company’s Board of Directors appointed Glen P. Dall to serve as President and Chief Operating Officer. Prior to his appointment as President and Chief Operating Officer, Mr. Dall had served as Executive Vice President and Chief Operating Officer since March 2012 and as the Company’s Vice President of Corporate Development since September 2009. Prior to joining the Company, Mr. Dall served in various roles at Valassis Communications, Inc. for 19 years, most recently as a Director of CPG Sales from October 2007 to September 2009.

There are no family relationships between Mr. Dall and any director or executive officer of the Company, and he has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release issued on May 25, 2012 in connection with Mr. Dall’s appointment as President is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference as if fully set forth herein.

(e)          Compensatory Arrangement with President and Chief Operating Officer

Mr. Dall’s base compensatory arrangement with the Company shall remain at $257,000 annually. He will continue to participate in the Company’s Executive Officer Incentive Bonus Plan which specifies potential payout percentages of annual base salary (of 7% to 36%) based on revenue and net income target ranges.

In addition, Mr. Dall is eligible for consideration by the Compensation Committee, generally on an annual basis, to receive long-term incentive (equity) compensation in the form of stock option grants. On May 23, 2012, Mr. Dall received an annual incentive stock option grant for the purchase of 20,000 shares at an exercise price of $1.74 per share. The stock option vests in annual one-third increments beginning on the first anniversary date of the grant. The option will expire on May 23, 2022.

Finally, either the Company or Mr. Dall may terminate his employment at any time. His employment arrangement does not provide for a pre-determined severance arrangement, except in the case of termination of employment after a change in control under the circumstances and terms set forth in Mr. Dall’s Amended Change in Control Severance Agreement (the “Agreement”) with the Company dated September 1, 2010. In the event of termination of Mr. Dall’s employment after a change in control, as further defined in the Agreement, Mr. Dall is entitled to a severance payment equal to two times his base salary.

The foregoing description of the Agreement is merely intended to be a summary, and is qualified in its entirety by reference to the Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated by reference into this Item 5.02(e) as if fully set forth herein.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 23, 2012, the Company held its Annual Meeting of Shareholders in Minneapolis, Minnesota. At the Annual Meeting, there were present in person or by proxy 13,001,012 shares of the Company’s common stock, representing 95.57% of the total outstanding shares. At the Annual Meeting, the Company’s shareholders (1) elected six members of the Board of Directors of the Company; (2) approved an amendment to the Company’s 2003 Incentive Stock Option Plan; (3) approved an amendment to the Company’s Employee Stock Purchase Plan; (4) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and (5) approved, by non-binding vote, the Company’s executive compensation.

The final voting results were:

1. The following directors were elected to serve for one year, and until their successors are elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Donald J. Kramer	4,692,151	1,585,117	6,723,744
David L. Boehnen	6,081,853	195,415	6,723,744
Peter V. Derycz	4,716,653	1,560,615	6,723,744
Scott F. Drill	6,017,106	260,163	6,723,744
Reid V. MacDonald	4,686,151	1,591,117	6,723,744
Gordon F. Stofer	4,676,469	1,600,799	6,723,744

2.	The shareholders present in person or by proxy approved an amendment to the Company’s 2003 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 3,175,000 to 3,675,000 by a vote of 5,237,798 shares in favor, 1,035,756 shares against, 3,714 shares abstaining and 6,723,744 broker non-votes.

3.	The shareholders present in person or by proxy approved an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Plan from 1,200,000 to 1,400,000 by a vote of 5,484,460 shares in favor, 784,114 shares against, 8,694 shares abstaining and 6,723,744 broker non-votes.

4.	The shareholders present in person or by proxy voted to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ended December 31, 2012, by a vote of 12,965,574 shares in favor, 22,770 shares against and 12,668 shares abstaining.

5.	The shareholders present in person or by proxy voted to approve, by non-binding vote, the Company’s executive compensation by a vote of 4,160,640 shares in favor, 733,908 shares against, 1,382,720 shares abstaining and 6,723,744 broker non-votes.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

10.1	Amended Change in Control Severance Agreement between Insignia Systems, Inc. and Glen Dall dated September 1, 2010

99.1	Press release issued May 25, 2012 and entitled, “Insignia Systems, Inc. Appoints Glen Dall as President”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: May 25, 2012	By	/s/ John C. Gonsior
John C. Gonsior Vice President, Finance and CFO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended Change in Control Severance Agreement between Insignia Systems, Inc. and Glen Dall dated September 1, 2010

99.1	Press release issued May 25, 2012 and entitled, “Insignia Systems, Inc. Appoints Glen Dall as President”